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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements 333-11981, 333-13271, 333-41385, 333-84869, and
333-53634.


Arthur Andersen LLP


Minneapolis, Minnesota
September 12, 2001